Exhibit 99.1

athenahealth Appoints David E. Robinson as Chief Operating Officer

WATERTOWN, Mass.--(BUSINESS WIRE)--February 12, 2009--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of Internet-based business services for physician practices, announced today that it has named David E. Robinson as Executive Vice President and Chief Operating Officer, effective February 24, 2009. Mr. Robinson will oversee all service and technology operations and will report to Jonathan Bush, the Chairman, President and Chief Executive Officer of athenahealth.

Mr. Robinson brings to athenahealth over 30 years of executive experience in the financial software and services industry. In his most recent position, he was Executive Vice President of SunGard Data Systems, a leading global supplier of software and processing solutions for the financial services, higher education and public sector markets. In this capacity, he was responsible for a SunGard Division comprised of over 30 companies serving the financial services industry with annual revenue exceeding $700 million. During his tenure at SunGard Data Systems, Mr. Robinson held the position of President of SunGard Investment Systems and also served as a Group Chief Executive Officer.

“We are thrilled to welcome David to the athenahealth management team; his operational expertise will be a tremendous asset as we look to further enhance our service offering and execute on our aggressive growth strategy moving forward,” said Jonathan Bush. “athenahealth has made significant strides over the past year in scaling our national physician network while experiencing record growth; David will now lead our efforts to refine the overall corporate infrastructure that supports the clinical and financial services we provide to medical practices across the nation.”

Mr. Robinson commented on his appointment, “athenahealth is a strong, vibrant company that continues to grow quickly and I am extremely excited to join this high caliber management team as we look to expand the Company’s growth prospects and leadership position in the market.”

About athenahealth

athenahealth is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic medical record (EMR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the athenahealth's service offerings. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the risk that our services offerings will not operate in the manner that we expect, due to design flaws, security breaches or otherwise; potential interruptions or delays in our internet-based services offerings; our reliance upon third parties, such as computer hardware, software, data-hosting and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission.

CONTACT:
athenahealth, Inc.
Media
John Hallock, 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc
Investors
Jennifer Heizer, 617-402-1322
Senior Manager, Investor Relations
investorrelations@athenahealth.com